July 25, 2019

Putnam Global Sector Fund
Putnam Funds Trust
100 Federal Street
Boston, Massachusetts 02110

Putnam Global Equity Fund
100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

We hereby consent to the filing, as an exhibit to your Post-Effective Amendment No. 1 to your Registration Statement on Form N-14 (File Nos. 333-229676; 811-01403), of our opinion, dated June 17, 2019, addressed to you as to certain tax matters related to the acquisition of the assets of Putnam Global Sector Fund by Putnam Global Equity Fund.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP